                                                               Exhibit 99(j)(4)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references made to our firm under the captions
"Financial Highlights" in the Prospectus of each of the Munder Emerging Markets Fund, Munder Healthcare Fund, Munder International Growth Fund, and The Munder Funds Class K Shares, and "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information for The Munder Funds, Inc., The Munder Funds Trust and The Munder Framlington Funds Trust included in Post-Effective Amendment No. 14 to the Registration Statement (Form N-1A,
No. 333-15205) of The Munder Framlington Funds Trust.

We also consent to the incorporation by reference in the combined Statement of Additional Information for The Munder Funds Trust, The Munder Funds, Inc. and The Munder Framlington Funds Trust of our reports dated August 14, 2002 with respect to the financial statements and financial highlights of each of the portfolios constituting the Munder Funds, Inc., The Munder Funds Trust and The Munder Framlington Funds Trust, included in the June 30, 2002 annual reports of The Munder Funds.



                                                          ---------------------
                                                          /s/ Ernst & Young LLP




Boston, Massachusetts
October 25, 2002